                                                                     EXHIBIT 4.5

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                           CONTANGO OIL & GAS COMPANY

                                      and

                              THE BANK OF NEW YORK

                                 As Depositary

                                      and

                        OWNERS AND BENEFICIAL OWNERS OF
                              DEPOSITARY RECEIPTS

                               Deposit Agreement

                      Dated as of                  , 2002

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

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 ARTICLE 1.    DEFINITIONS..............................................    1
 SECTION 1.01. Beneficial Owner.........................................    1
 SECTION 1.02. Commission...............................................    1
 SECTION 1.03. Company..................................................    1
 SECTION 1.04. Deliver; Surrender.......................................    1
 SECTION 1.05. Deposit Agreement........................................    2
 SECTION 1.06. Depositary; Corporate Trust Office.......................    2
 SECTION 1.07. Depositary Shares........................................    2
 SECTION 1.08. Deposited Securities.....................................    2
 SECTION 1.09. Owner....................................................    2
 SECTION 1.10. Receipts.................................................    2
 SECTION 1.11. Registrar................................................    2
 SECTION 1.12. Restricted Securities....................................    2
 SECTION 1.13. Securities Act of 1933...................................    3
 SECTION 1.14. Shares...................................................    3
 SECTION 1.15. Share Registrar..........................................    3

 ARTICLE 2.    FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
               DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.............    3
 SECTION 2.01. Form and Transferability of Receipts.....................    3
 SECTION 2.02. Deposit of Shares........................................    4
 SECTION 2.03. Execution and Delivery of Receipts.......................    4
 SECTION 2.04. Registration of Transfer of Receipts; Combination and
                Split-up of Receipts....................................    4
 SECTION 2.05. Surrender of Receipts and Withdrawal or Conversion of
                Shares..................................................    5
 SECTION 2.06. Limitations on Execution and Delivery, Transfer and
                Surrender of Receipts...................................    5
 SECTION 2.07. Lost Receipts, etc.......................................    6
 SECTION 2.08. Cancellation and Destruction of Surrendered Receipts.....    6

 ARTICLE 3.    CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF
               RECEIPTS.................................................    6
 SECTION 3.01. Filing Proofs, Certificates and Other Information........    6
 SECTION 3.02. Liability of Owner or Beneficial Owner for Taxes.........    6
 SECTION 3.03. Warranties on Deposit of Shares..........................    7

 ARTICLE 4.    THE DEPOSITED SECURITIES.................................    7
 SECTION 4.01. Cash Distributions.......................................    7
 SECTION 4.02. Distributions Other Than Cash, Shares or Rights..........    7
 SECTION 4.03. Distributions in Shares..................................    8
 SECTION 4.04. Rights...................................................    8
 SECTION 4.05. Fixing of Record Date....................................    9
 SECTION 4.06. Voting of Deposited Securities...........................    9
 SECTION 4.07. Changes Affecting Deposited Securities...................   10
 SECTION 4.08. Reports..................................................   10
 SECTION 4.09. Lists of Owners..........................................   10
 SECTION 4.10. Withholding..............................................   10
 SECTION 4.11. Redemption of Shares; Conversion of Shares at the Option
                of the Company..........................................   10

 ARTICLE 5.    THE DEPOSITARY AND THE COMPANY............................   11
 SECTION 5.01. Maintenance of Office and Transfer Books by the
                Depositary...............................................   11
 SECTION 5.02. Prevention or Delay in Performance by the Depositary or
                the Company..............................................   11
 SECTION 5.03. Obligations of the Depositary and the Company.............   11
 SECTION 5.04. Resignation and Removal of the Depositary.................   12
 SECTION 5.05. Notices and Reports.......................................   13
 SECTION 5.06. Distribution of Additional Shares, Rights, etc............   13
 SECTION 5.07. Indemnification...........................................   13
 SECTION 5.08. Charges of Depositary.....................................   13
 SECTION 5.09. Retention of Depositary Documents.........................   14
 SECTION 5.10. Exclusivity...............................................   14
 SECTION 5.11. List of Restricted Securities Owners......................   14

 ARTICLE 6.    AMENDMENT AND TERMINATION.................................   14
 SECTION 6.01. Amendment.................................................   14
 SECTION 6.02. Termination...............................................   14

 ARTICLE 7.    MISCELLANEOUS.............................................   15
 SECTION 7.01. Counterparts..............................................   15
 SECTION 7.02. No Third Party Beneficiaries..............................   15
 SECTION 7.03. Severability..............................................   15
 SECTION 7.04. Owners and Beneficial Owners as Parties; Binding Effect...   15
 SECTION 7.05. Notices...................................................   16
 SECTION 7.06. Governing Law.............................................   16

EXHIBIT A Form of Receipt

                               DEPOSIT AGREEMENT

   DEPOSIT AGREEMENT dated as of                , 2002 among CONTANGO OIL & GAS
COMPANY, a Delaware corporation (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of depositary receipts issued hereunder.

                             W I T N E S S E T H :

   WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary for the purposes set forth in this Deposit Agreement, for the creation of Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of depositary receipts evidencing those Depositary Shares; and

   WHEREAS, the depositary receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

   NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

   The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

   SECTION 1.01. Beneficial Owner.

   The term "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the Depositary Shares evidenced by any Receipt.

   SECTION 1.02. Commission.

   The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

   SECTION 1.03. Company.

   The term "Company" shall mean Contango Oil & Gas Company, a Delaware corporation, and its successors.

   SECTION 1.04. Deliver; Surrender.

   (a) The term "deliver", or its noun form, when used with respect to Shares shall mean (i) one or more book-entry transfers to an account or accounts maintained with a depository institution authorized under applicable law to effect book-entry transfers of such securities or (ii) the physical transfer of certificates representing Shares.

   (b) The term "deliver", or its noun form, when used with respect to Receipts, shall mean (i) one or more book-entry transfers of Depositary Shares to an account or accounts at The Depository Trust Company ("DTC") designated by the person entitled to such delivery or (ii) if requested by the person entitled to such delivery, to delivery at the Corporate Trust Office of the Depositary of one or more Receipts.

   (c) The term "surrender", when used with respect to Receipts, shall mean
(i) one or more book-entry transfers of Depositary Shares to the DTC account of the Depositary or (ii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts.

   SECTION 1.05. Deposit Agreement.

   The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions of this Deposit Agreement.

   SECTION 1.06. Depositary; Corporate Trust Office.

   The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

   SECTION 1.07. Depositary Shares.

   The term "Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

   SECTION 1.08. Deposited Securities.

   The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary in respect thereof and at such time held hereunder.

   SECTION 1.09. Owner.

   The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

   SECTION 1.10. Receipts.

   The term "Receipts" shall mean the depositary receipts issued hereunder evidencing Depositary Shares.

   SECTION 1.11. Registrar.

   The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

   SECTION 1.12. Restricted Securities.

   The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company, or any affiliate (as defined in Rule 144 under the Securities Act of 1933) of the Company, in a transaction or chain of transactions not involving any public offering, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States, or which are subject to other restrictions on sale or deposit under the laws of the United States or under a shareholder agreement or the Articles of Incorporation or by-laws of the Company.

   SECTION 1.13. Securities Act of 1933.

   The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

   SECTION 1.14. Shares.

   The term "Shares" shall mean shares of the Company's   % Convertible
Cumulative Preferred Stock, Series C, par value $.04 per share, heretofore validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and that are not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.07, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

   SECTION 1.15. Share Registrar.

   The term "Share Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

                                   ARTICLE 2.

          FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                       TRANSFER AND SURRENDER OF RECEIPTS

   SECTION 2.01. Form and Transferability of Receipts.

   Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

   The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

   Title to a Receipt (and to the Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

   SECTION 2.02. Deposit of Shares.

   Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by or on behalf of the Company by delivery thereof to the Depositary hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of Depositary Shares representing such deposit. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Share Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Depositary of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary. As a condition of accepting any Shares for deposit, the Depositary may require an opinion of counsel for the Company that is satisfactory to the Depositary to the effect that the deposited Shares and Depositary Shares representing those Shares have been registered or do not require registration under the Securities Act in connection with the delivery of Depositary Shares as requested by the depositor.

   Upon each delivery to the Depositary of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, the Depositary shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Share Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee.

   Deposited Securities shall be held by the Depositary or at such other place or places as the Depositary shall determine.

   SECTION 2.03. Execution and Delivery of Receipts.

   Upon receipt by the Depositary of any deposit of Shares or evidence of rights to receive Shares pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Share Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Share Registrar, if applicable, in the name of the Depositary or its nominee), together with the other documents required as above specified, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

   SECTION 2.04. Registration of Transfer of Receipts; Combination and Split-up of Receipts.

   The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

   The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of Depositary Shares requested, evidencing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered.

   The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

   SECTION 2.05. Surrender of Receipts and Withdrawal or Conversion of Shares.

   Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the Depositary Shares evidenced by such Receipt, and upon payment of any amount due the Depositary as provided in Section 5.08 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the Depositary Shares evidenced by such Receipt, provided, however that a surrendering Owner shall not be entitled to delivery of a fraction of a Share. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

   A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall deliver at its Corporate Trust Office, subject to Sections 2.06, 3.01 and
3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the Depositary Shares evidenced by such Receipt.

   If an Owner surrenders a Receipt in accordance with this Section 2.05 and instructs the Depositary to effect conversion of the number of Shares represented by any of the Depositary Shares evidenced by that Receipt, the Depositary shall deliver the number of Shares represented by those Depositary Shares to the Company or its agent with a request that those Shares be converted and that the common shares and any cash deliverable upon that conversion be delivered as requested by that Owner.

   If an Owner surrenders a Receipt in accordance with this Section 2.05 evidencing Depositary Shares that represent any fraction of a Share, the Depositary shall deliver the number of whole Shares represented by those Depositary Shares and shall execute and deliver to that Owner a Receipt evidencing Depositary Shares representing that fraction of a Share.

   SECTION 2.06. Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

   As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

   The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.

   Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

   The Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for the public offer and sale thereof in the United States unless a registration statement is in effect as to such Shares for such offer and sale.

   SECTION 2.07. Lost Receipts, etc.

   In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

   SECTION 2.08. Cancellation and Destruction of Surrendered Receipts.

   All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled.

                                   ARTICLE 3.

        CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

   SECTION 3.01. Filing Proofs, Certificates and Other Information.

   Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Share Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

   SECTION 3.02. Liability of Owner or Beneficial Owner for Taxes.

   If any tax or other governmental charge shall become payable by the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

   SECTION 3.03. Warranties on Deposit of Shares.

   Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that such Shares are not, and Depositary Shares representing such Shares would not be, Restricted Securities. The Company will also be deemed to represent and warrant that the Receipts, when issued, will be validly issued and will entitle the holders of the Depositary Shares evidenced by the Receipts to the rights specified in this Deposit Agreement and the Receipts. Such representations and warranties shall survive the deposit of Shares and delivery of Receipts.

                                   ARTICLE 4.

                            THE DEPOSITED SECURITIES

   SECTION 4.01. Cash Distributions.

   Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall distribute the amount thus received to the Owners entitled thereto, in proportion to the number of Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold, and does withhold, from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

   SECTION 4.02. Distributions Other Than Cash, Shares or Rights.

   Subject to the provisions of Sections 4.10 and 5.08, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any expenses of the Depositary or any taxes or governmental charges, in proportion to the number of Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.

   SECTION 4.03. Distributions in Shares.

   If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.10. In lieu of delivering Receipts for fractional Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed, each Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

   SECTION 4.04. Rights.

   In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

   In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

   If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to
Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner; provided, however, that in the case of a distribution pursuant to the second paragraph of this Section, such deposit shall be made, and depositary shares shall be delivered, under depositary arrangements which provide for issuance of depositary receipts subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under applicable United States laws.

   If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the expenses of the Depositary as provided in Section
5.08 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

   Except as otherwise provided in the third preceding paragraph, the Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act. Nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

   The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

   SECTION 4.05. Fixing of Record Date.

   Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.04 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

   SECTION 4.06. Voting of Deposited Securities.

   Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of the Articles of Incorporation and by-laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities other than in accordance with such instructions.

   SECTION 4.07. Changes Affecting Deposited Securities.

   In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case, the Depositary may execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

   SECTION 4.08. Reports.

   The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.05.

   SECTION 4.09. Lists of Owners.

   Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

   SECTION 4.10. Withholding.

   In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of Depositary Shares held by them respectively.

   SECTION 4.11. Redemption of Shares; Conversion of Shares at the Option of the Company.

   (a) The Receipts shall be subject to redemption as provided in this Section 4.11(a). If the Depositary receives notice of redemption of any deposited Shares, the Depositary will, as promptly as practicable, give notice to the Owners calling for redemption, as of the same date as the date fixed for redemption of the deposited Shares, a number of Depositary Shares representing the number of deposited Shares called for redemption. The Depositary shall surrender redeemed deposited Shares to the Company or its agent on the date fixed for that redemption. Upon receipt of the consideration deliverable upon that redemption, the Depositary shall deliver that consideration to the Owners entitled to it upon surrender of their Receipts. On and after the date fixed for redemption of Depositary Shares, Owners shall have no rights with respect to those Depositary Shares except to receive the consideration received by the Depositary upon redemption of the underlying Shares.

   (b) The Receipts shall be subject to call for conversion of the underlying Shares as provided in this Section 4.11(b). If the Depositary receives notice that the Company is exercising its right to call for conversion any deposited Shares, the Depositary will, as promptly as practicable, give notice to the Owners calling for surrender, as of the same date as the date fixed for conversion of the deposited Shares, a number of Depositary Shares representing the number of deposited Shares called for conversion. The Depositary shall surrender deposited Shares called for conversion to the Company or its agent on the date fixed for that conversion. Upon receipt of the consideration deliverable upon that conversion, the Depositary shall deliver that consideration to the Owners entitled to it upon surrender of their Receipts. On and after the date fixed for conversion of deposited Shares, Owners of Depositary Shares called for surrender on account of that conversion shall have no rights with respect to those Depositary Shares except to receive the consideration received by the Depositary upon conversion of the underlying Shares.

                                   ARTICLE 5.

                         THE DEPOSITARY AND THE COMPANY

   SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary.

   Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

   The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

   The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

   If any Receipts or the Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

   SECTION 5.02. Prevention or Delay in Performance by the Depositary or the Company.

   Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner if, by reason of any provision of any present or future law or regulation of the United States or any other jurisdiction, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Incorporation or by-laws or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to
Section 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

   SECTION 5.03. Obligations of the Depositary and the Company.

   The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

   The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

   Neither the Depositary nor the Company shall be under any obligation to appear in or prosecute any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person.

   Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

   The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that, in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

   The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

   No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

   SECTION 5.04. Resignation and Removal of the Depositary.

   The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

   The Depositary may at any time be removed by the Company by 120 days' prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

   In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. If the Depositary gives notice of resignation and a successor depositary appointed by the Company does not accept its appointment within 60 days of the date of that notice, the Depositary may appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

   Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

   SECTION 5.05. Notices and Reports.

   On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

   The Company will arrange for the prompt transmittal by the Company to the Depositary of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

   The Company has delivered to the Depositary a copy of all provisions of or governing the Shares and any other Deposited Securities. Promptly upon any change in such provisions, the Company shall deliver promptly to the Depositary a copy of such provisions as so changed. The Depositary and its agents may rely on the copy of such provisions as so delivered for all purposes of this Deposit Agreement.

   SECTION 5.06. Distribution of Additional Shares, Rights, etc.

   The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) securities convertible into, or exchangeable for, Shares, or (3) rights to subscribe for any such securities (each a "Distribution"), the Company shall promptly furnish to the Depositary a written opinion from counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such distribution available to Owners entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect that will cover that Distribution.

   The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933.

   SECTION 5.07. Indemnification.

   The Company agrees to indemnify the Depositary and its directors, employees, agents and affiliates against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of (a) any registration with the Commission of Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or its directors, employees, agents and affiliates, except for any liability or expense arising out of its negligence or bad faith, or (ii) by the Company or any of its directors, employees, agents and affiliates.

   The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its directors, employees, agents and affiliates due to its negligence or bad faith.

   SECTION 5.08. Charges of Depositary.

   The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar in accordance with agreements in writing entered into between the Depositary and the

Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months.

   No fees, charges or expenses of the Depositary or any agent of the Depositary hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes (including transfer taxes, if any) and other governmental charges and except as otherwise provided in this Deposit Agreement.

   The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

   SECTION 5.09. Retention of Depositary Documents.

   The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company reasonably requests that such papers be retained for a longer period.

   SECTION 5.10. Exclusivity.

   The Company agrees not to appoint any other depositary for issuance of depositary receipts representing Shares so long as The Bank of New York is acting as Depositary hereunder.

   SECTION 5.11. List of Restricted Securities Owners.

   The Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities as of the date hereof and the Company shall update that list as changes occur. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities, so long as they remain such, are ineligible for deposit hereunder. The Depositary may rely on the list provided under this Section 5.11, as most recently updated, but shall not be liable for any action or omission made in reliance thereon.

                                   ARTICLE 6.

                           AMENDMENT AND TERMINATION

   SECTION 6.01. Amendment.

   The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, or the consideration deliverable upon conversion or redemption of Shares underlying those Receipts, except in order to comply with mandatory provisions of applicable law.

   SECTION 6.02. Termination.

   The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of termination to all Owners at least 30 days prior to the date fixed in such notice for such termination. However, the Company may instruct the Depositary to terminate this Deposit Agreement only if

(a) no Depositary Shares are outstanding or (b) a final distribution in respect of the Shares has been made in connection with a liquidation, dissolution or winding-up of the Company and all property received by the Depositary in that distribution has been distributed to Owners. On and after the date of termination, the Owner of a Receipt will, upon (x) surrender of such Receipt at the Corporate Trust Office of the Depositary and (y) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.07 and 5.08.

                                   ARTICLE 7.

                                 MISCELLANEOUS

   SECTION 7.01. Counterparts.

   This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and shall be open to inspection by any Owner or Beneficial Owner during business hours.

   SECTION 7.02. No Third Party Beneficiaries.

   This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

   SECTION 7.03. Severability.

   In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

   SECTION 7.04. Owners and Beneficial Owners as Parties; Binding Effect.

   The Owners and Beneficial Owners from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any interest therein.

   SECTION 7.05. Notices.

   Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

   Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:
Stock Transfer Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

   Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

   Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

   SECTION 7.06. Governing Law.

   This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

   IN WITNESS WHEREOF, CONTANGO OIL & GAS COMPANY and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

                                          CONTANGO OIL & GAS COMPANY

                                          By:__________________________________
                                             Name:
                                             Title:

                                          THE BANK OF NEW YORK,
                                          as Depositary

                                          By:__________________________________
                                             Name:
                                             Title:

                                   EXHIBIT A

No.                                       -------------------------------------
                                          DEPOSITARY SHARES
                                          (Each Depositary Share represents
                                           one-tenth
                                          of one deposited Share)

                              THE BANK OF NEW YORK
                               DEPOSITARY RECEIPT
                    FOR SHARES OF   % CONVERTIBLE CUMULATIVE
                         PREFERRED STOCK, SERIES C, OF
                           CONTANGO OIL & GAS COMPANY
                            (A DELAWARE CORPORATION)

   The Bank of New York, as depositary (herein called the Depositary), hereby
certifies that                                             , or registered
assigns IS THE OWNER OF

                               DEPOSITARY SHARES

representing deposited shares of   % Convertible Cumulative Preferred Stock,
Series C (herein called Shares), of Contango Oil & Gas Company, a Delaware corporation (herein called the Company). At the date hereof, each Depositary Share represents one-tenth of one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Corporate Trust Office of the Depositary. The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

   This Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the deposit
agreement, dated as of               , 2002, as the same may be amended from
time to time in accordance with its terms (the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities). The provisions of the Deposit Agreement are hereby incorporated by reference into this Receipt. Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City.

   This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:

                                          THE BANK OF NEW YORK,
                                          as Depositary
Countersigned:

-------------------------------------     By: _________________________________
Authorized Signature

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

                                      A-2